CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 033-37577 on Form N-4 of our report dated April 16, 2020 related to the financial statements of the individual Sub-accounts which comprise Variable Account D of Union Security Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 23, 2020